Exhibit 99.1

ALTAIR NANOTECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS FOR FISCAL 2006

Altairnano Enters into Four Commercial Agreements in the Past Five Months

RENO, NV - May 9, 2006 - Altair Nanotechnologies Inc. (NASDAQ: ALTI) today reported financial results for its first quarter ended March 31, 2006.

The company reported revenue of $545,000 for the first quarter, compared to revenue of $1.027 million for the comparable quarter of fiscal 2005. The decrease in revenue is attributed to a one time license fee in the first fiscal quarter of 2005 for $695,000.

The net loss for the first quarter was $4.56 million, or a net loss per share of $0.08, versus a net loss of $2.2 million, or a net loss per share of $0.04, for the first quarter of fiscal 2005.

“We experienced an increase in expenditures due in part to increased efforts in business development and expansion of the company’s Advanced Materials and Power Systems (AMPS) business unit, which includes batteries, battery packs and battery systems,” commented Altairnano Chief Financial Officer Edward Dickinson. “Net cash used in operations in the first quarter was approximately $3.2 million. Significant additional increases in net cash usage are not expected over the next three quarters.”

As of March 31, 2006, Altairnano’s balance sheet was strong, with a cash position and short term investments of approximately $18.2 million. Debt is $2.4 million remaining from a mortgage obligation to acquire the company’s 100,000 square feet of offices, laboratories and semi-works facilities in Reno, Nevada.

“The recently signed commercialization and development agreements, including those with global leaders Sulzer Metco and Eli Lilly, are major accomplishments for Altairnano and exemplify the commercial opportunities available utilizing our innovative nanomaterials and products,” said Altairnano President and Chief Executive Officer Alan J. Gotcher, Ph.D. “We have accelerated the rate of progress in response to commercial partners’ acceptance of our products.”

Recent Altairnano Highlights

Alan J. Gotcher was invited to present to the U.S. Senate Committee on Technology on the state of nanotechnology. He presented on February 14 and encouraged the federal government to continue collaborative nanotechnology funding with industry to ensure the U.S. remains competitive and a world leader in this emerging, strategic industry.

Advanced Materials & Power Systems AMPS Business Unit
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AMPS continues to develop the nano-structured lithium titanate spinel anode electrode materials and lithium ion battery cells for hybrid and full electric vehicles, stationary power units used for telecom power backup, and military applications.

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The company entered into a four-year development agreement with Electro Energy, Inc. for the design, manufacture and marketing of high power lithium ion batteries and battery systems initially targeting portable devices such as hand-held power tools.

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ALTAIR NANOTECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS FOR FISCAL 2006

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The company entered into a two-year joint development agreement with Boshart Engineering for the design of a full-speed electric vehicle powered by an Altairnano rechargeable advanced lithium ion battery system. Road testing is expected to begin in the fourth quarter of 2006.

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Altairnano’s China development partner, Advanced Battery Technologies, continues to produce lithium ion batteries based upon Altairnano’s nano-structured lithium titanate spinel electrode materials. Advanced Battery Technologies continues to expand manufacturing capacity and capabilities.

•	The company announced that its battery cells had exceeded the HEV (hybrid electric vehicle) power requirements of the U.S. FreedomCar specification.

•	Altairnano battery cells achieved rapid charge rates at low temperatures of -40°C, high temperatures of +65°C and fail safely at high temperatures of +235°C.

•	The company engaged Impro as its Korean market agent for battery materials and systems.

Life Sciences Business Unit

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The company entered into a Collaborative Research, License and Commercialization Agreement with the Elanco Animal Health Division of Eli Lilly and Company, which provided Elanco with exclusive rights to develop animal health products using Altairnano’s nanotechnology-based products. Altairnano has rights for manufacturing products.

•	Progress continues with several potential commercial customers in research and development projects pertaining to chemical and drug delivery and bio-compatible materials.

Performance Materials Business Unit

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The company entered into a Supply and Distribution Agreement with Sulzer Metco, a global supplier and manufacturer of thermal spray materials, for the joint commercialization of products comprised of or incorporating Altairnano’s nano-structured titanium dioxide and yttria stabilized zirconium oxide.

•	Product sales continue for Altairnano’s photo-catalytic nano titanium dioxide materials used for air, water and surface cleansing.

•	Field trials continue with several potential commercial customers for NanoCheck™, Altairnano’s product that binds phosphate to remove a source of nutrient for algae in water.

•	Successful pilot plant trials to produce high quality, white titanium pigment continue using Altairnano’s Hydrochloride Pigment Process licensed to Western Oil Sands.

•	The company was awarded a U.S. process patent for its nano-zirconia product.

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ALTAIR NANOTECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS FOR FISCAL 2006

Please join a conference call with Altairnano’s management team for an update on the company’s financial results and principal product developments. The conference call dial-in number for both U.S. and international callers is +1 (973) 935-2967. Please dial into the conference five minutes before the call is scheduled to begin. An audio replay of the conference call will be available from May 9 through May 16, 2006, and can be accessed by dialing +1 (973) 341-3080 and entering conference number 7310136.

The conference call is being webcast by ViaVid Communications and can be accessed by visiting http://viavid.net/dce.aspx?sid=0000300C or Altair's web site, www.altairnano.com.

ABOUT ALTAIR NANOTECHNOLOGIES INC.
Altairnano is an innovator and supplier of advanced ceramic nanomaterials. With a skilled team of scientists in its 100,000 square foot facility who, coupled in collaborative ventures with industry partners and leading academic centers, have developed a unique portfolio of intellectual property and novel products. These researchers are complemented by a seasoned management team with substantial experience in commercializing innovative, disruptive technologies.

Altairnano focuses on nanotechnology applications to enable new high-growth markets. In alternative energy Altairnano is pioneering new battery materials and systems. The company is applying nanotechnology to the development of drug candidates for humans and animals, coatings materials for implants, and materials for dental applications. Its high performance nanomaterials have applications in paints, coatings, and the treatment of water and air. The Altairnano Hydrochloride Pigment process, the first new patented pigment process in 50 years, is an environmentally friendly method for manufacturing white pigment used in paints, paper and plastic. For additional information visit www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that Altairnano’s cash and non-cash expenses will rise significantly during the following year as a result of unforeseen events; that in future testing and/or commercial use, the various Altairnano products and potential products referenced in this release may not demonstrate expected results or may not prove competitive with existing products or products under development; that, irrespective of a product’s potential, parties to our development and license agreements may abandon commercialization or marketing efforts for various for internal reasons; that applications for key patents may be denied or key regulatory approvals may not be obtained for technical or other reasons; and that even if full commercialization occurs, sales may not reach expected levels for one or more reasons, including failure of the product to perform as expected, the introduction of a superior product or the withdrawal from the project of key commercial partners. In general, Altairnano is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

Tables Follow

ALTAIR NANOTECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS FOR FISCAL 2006

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Current Assets
Cash and cash equivalents	$1,133,678	$2,264,418
Investment in available for sale securities	17,028,676	20,789,656
Accounts receivable	692,664	602,168
Prepaid expenses and other current assets	346,868	254,067
Total current assets	19,201,886	23,910,309

Investment in Available for Sale Securities	469,000	423,000

Property, Plant and Equipment, net	9,119,988	8,169,445

Patents, net	868,859	890,062

Other Assets	21,261	71,200

Total Assets	$29,680,994	$33,464,016

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$919,653	$808,905
Accrued salaries and benefits	899,596	709,349
Accrued liabilities	436,518	309,289
Note payable, current portion	600,000	600,000
Total current liabilities	2,855,767	2,427,543

Note Payable, Long-Term Portion	1,800,000	2,400,000

Stockholders' Equity
Common stock, no par value, unlimited shares authorized;
59,380,019 and 59,316,519 shares issued and outstanding
at March 31, 2006 and December 31, 2005	92,117,327	92,126,714
Additional paid in capital	746,869	-
Accumulated deficit	(67,712,969)	(63,152,905)
Deferred compensation expense	-	(165,336)
Accumulated other comprehensive loss	(126,000)	(172,000)

Total Stockholders' Equity	25,025,227	28,636,473

Total Liabilities and Stockholders' Equity	$29,680,994	$33,464,016

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ALTAIR NANOTECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS FOR FISCAL 2006

CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenues
License fees	$-	$695,000
Product sales	8,018	23,108
Commercial collaborations	330,270	96,266
Contracts and grants	207,008	213,206
Total revenues	545,296	1,027,580
Operating Expenses
Cost of product sales	1,266	3,546
Research and development	1,948,387	781,535
Sales and marketing	393,161	730,438
General and administrative	2,611,304	1,565,435
Depreciation and amortization	316,871	244,630
Total operating expenses	5,270,989	3,325,584
Loss from Operations	(4,725,693)	(2,298,004)
Other Income (Expense)
Interest expense	(45,500)	(50,700)
Interest income	211,303	103,276
Loss on foreign exchange	(174)	(531)
Total other income, net	165,629	52,045

Net Loss	$(4,560,064)	$(2,245,959)

Loss per common share - Basic and diluted	$(0.08)	$(0.04)

Weighted average shares - Basic and diluted	59,222,352	54,237,653

For Additional Information:

Institutional Shareholder Contact:	Individual Shareholder Contact:
Robert Pedraza	Marty Tullio or Mark Tullio
VP Strategy & Business Development	McCloud Communications, LLC
+1 (775) 856 2500	+1 (949) 553 9748
rpedraza@altairnano.com	marty@mccloudcommunications.com
mark@mccloudcommunications.com

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